EXHIBIT 99.1

  Premiere Global Services Increases Line of Credit to $180 Million; Expanded, Four-Year Facility Provides Foundation for Future Growth

    ATLANTA--(BUSINESS WIRE)--Feb. 3, 2005--Premiere Global Services, Inc. (NYSE:PGI), a leading global provider of innovative business communications and data services, today announced it has closed an amendment to its credit facility that provides for a four-year, $180 million revolving line of credit. The new facility with a syndicate led by Bank of America, N.A expands Premiere Global's existing $120 million line and will be available for working capital and expansion opportunities.
    "We are pleased to have increased and extended the time horizon of our bank facility. The improved economics and covenants demonstrate continued confidence in our Company's focus on providing market-leading services that automate and enhance our customers' critical business processes," said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. "This expanded facility, together with our strong annual cash flow from operations, which we expect will increase from approximately $80 million in 2004 to more than $100 million this year, gives us increased flexibility over the next four years to grow our business."

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc., formerly Ptek Holdings, Inc., is a leading global provider of outsourced business communications and data services, with 2,200 employees in 18 countries around the world. We innovate and market communication technologies on our proprietary platform that automate and enhance our enterprise customers' critical business processes.
    Premiere Global Services(SM) has an established customer base of greater than 45,000 corporate accounts, including a majority of the Fortune 500. Customers use our services for a variety of business processes, including investor calls, receivables collections, Web-based continuing education, confirmations of securities trades and travel reservations, electronic statements and invoices, local-access international conferencing, document capture and automation, e-mail campaign marketing, mobile access and printing of documents, automated prescription renewals and other applications.
    Our corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: technological change; the development of alternatives to our services; our ability to manage our growth; integration of acquired companies; possible adverse effects on our financial condition if we are unable to retain IBM as a customer at the levels currently forecasted; possible adverse results of pending or future litigation or infringement claims; service interruptions; competitive pressures, including pricing pressures; general domestic and international economic, business or political conditions; legislative or regulatory changes; increased financial leverage; our dependence on our subsidiaries for cash flow; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors Affecting Future Performance" section of our Annual Report on Form 10-K for the year ended December 31, 2003. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

    CONTACT: Premiere Global Services, Atlanta
             Investor Calls
             Sean O'Brien, 404/262-8462